EXHIBIT 99.2

Pro Forma Financial Information

As previously disclosed on FirstCash’s Current Report on Form 8-K filed on September 2, 2016, First Cash Financial Services, Inc. (“First Cash”) completed its previously announced merger of equals business combination with Cash America International, Inc. (“Cash America”) as contemplated by that certain agreement and plan of merger, dated as of April 28, 2016 (the “Merger Agreement”), by and among First Cash, Cash America, and Frontier Merger Sub LLC, a wholly owned subsidiary of First Cash (“Merger Sub”). On September 1, 2016 and pursuant to the Merger Agreement, Cash America merged with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger and a wholly owned subsidiary of First Cash. Following the merger, First Cash changed its name to FirstCash, Inc. (“FirstCash” or the “Company”).

As a result of the merger, at 11:59 p.m. Central Time on September 1, 2016 (the “Effective Time”), each outstanding share of common stock of Cash America, other than certain cancelled shares, was converted into the right to receive 0.840 shares of Company common stock (the “Company Common Stock”) and cash in lieu of any fractional shares of any Company Common Stock that Cash America shareholders would otherwise have been entitled to receive.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the merger based on the historical financial statements and accounting records of First Cash and Cash America after giving effect to the merger and the merger-related pro forma adjustments as described in the notes below.

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of First Cash and Cash America, giving effect to the merger as if it had been consummated on June 30, 2016. The unaudited pro forma combined statements of income for the six months ended June 30, 2016 and for the year ended December 31, 2015 combine the historical consolidated statements of income of First Cash and Cash America, giving effect to the merger as if it had been consummated on January 1, 2015, the beginning of the earliest period presented. The historical consolidated financial statements of First Cash and Cash America have been adjusted to reflect certain reclassifications to conform with current financial statement presentation.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with First Cash considered the acquirer of Cash America for accounting purposes. Accordingly, consideration given by First Cash to complete the merger was allocated to the assets and liabilities of Cash America based upon their estimated fair values as of the date of the merger. As of the date of this Current Report on Form 8-K/A, the Company has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial statements presented below. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the allocation of merger consideration is finalized. There can be no assurance that such finalization will not result in material changes.

These unaudited pro forma combined financial statements have been developed from and should be read in conjunction with (i) the unaudited interim condensed consolidated financial statements of each of First Cash and Cash America for the quarterly period ended June 30, 2016 contained in their respective Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2016 and (ii) the audited consolidated financial statements of each of First Cash and Cash America contained in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015. The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of First Cash would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Pro forma adjustments are included only to the extent they are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. First Cash expects to incur significant costs associated with integrating the operations of First Cash and Cash America. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger. The pro forma adjustments may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

Unaudited Pro Forma Combined Balance Sheet

At June 30, 2016

(in thousands)

	Historical		Reclassifications (1)			Acquisition Adjustments (2)			Pro Forma Combined
	First Cash	Cash America
Assets
Cash and cash equivalents	$46,274	$20,029	$809	2	(a)	$—			$67,112
Pawn loan fees and service charges receivable	18,259	49,800	—			(23,904)	3	(a)	44,155
Pawn loans	134,658	237,220	(8,011)	2	(b)	—			363,867
Consumer loans, net	1,060	27,226	—			(652)	3	(b)	27,634
Inventories	91,861	218,262	8,011	2	(b)	(14,324)	3	(c)	303,810
Prepaid expenses and other current assets	7,781	23,082	(4,748)	2	(a), 2(c)	6,794	3	(d)	32,909
Income taxes receivable	—	3,993	3,939	2	(c)	26,618	3	(e)	34,550
Investment in common stock of Enova International, Inc.	—	47,069	—			—			47,069

Total current assets	299,893	626,681	—			(5,468)			921,106
Property and equipment, net	123,895	155,779	—			(36,365)	3	(f)	243,309
Goodwill	312,488	488,522	—			78,844	3	(g)	879,854
Intangible assets, net	—	36,523	5,601	2	(d)	65,477	3	(h)	107,601
Other non-current assets	9,608	6,652	(5,601)	2	(d)	58,784	3	(i)	69,443
Deferred tax assets	10,720	—	—			—			10,720

Total assets	$756,604	$1,314,157	$—			$161,272			$2,232,033

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$51,056	$62,349	$(15,490)	2	(e)	$30,482	3	(j)	$128,397
Customer deposits	—	21,613	15,490	2	(e)	—			37,103
Income taxes payable	1,559	—	—			—			1,559

Total current liabilities	52,615	83,962	—			30,482			167,059
Revolving unsecured credit facilities	50,500	3,839	—			279,098	3	(k)	333,437
Senior unsecured notes	196,203	179,441	—			(179,441)	3	(l)	196,203
Other liabilities	—	630	—			77,032	3	(m)	77,662
Deferred tax liabilities	23,800	69,323	—			(55,806)	3	(n)	37,317

Total liabilities	323,118	337,195	—			151,365			811,678
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—			—			—
Common stock	403	3,024	—			(2,822)	3	(o)	605
Additional paid-in capital	203,414	82,836	—			931,125	3	(o)	1,217,375
Retained earnings	661,390	1,061,391	—			(1,092,588)	3	(o)	630,193
Accumulated other comprehensive income (loss)	(95,113)	17,817	—			(17,817)	3	(o)	(95,113)
Common stock held in treasury, at cost	(336,608)	(188,106)	—			192,009	3	(o)	(332,705)

Total stockholders’ equity	433,486	976,962	—			9,907			1,420,355

Total liabilities and stockholders’ equity	$756,604	$1,314,157	$—			$161,272			$2,232,033

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1)	See Note 2 to the unaudited pro forma combined financial statements.
(2)	See Note 3 to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Income

For the Six Months Ended June 30, 2016

(in thousands, except per share data)

	Historical		Reclassifications (1)			Acquisition Adjustments (2)			Pro Forma Combined
	First Cash	Cash America
Revenue:
Retail merchandise sales	$234,319	$326,435	$(53,120)	2	(f)	$—			$507,634
Pawn loan fees	103,311	155,795	—			—			259,106
Consumer loan and credit services fees	10,602	34,173	1,953	2	(g)	—			46,728
Wholesale scrap jewelry revenue	16,950	—	53,120	2	(f)	—			70,070
Other	—	1,953	(1,953)	2	(g)	—			—

Total revenue	365,182	518,356	—			—			883,538

Cost of revenue:
Cost of retail merchandise sold	145,767	238,602	(54,318)	2	(f)	—			330,051
Consumer loan and credit services loss provision	2,367	7,495	—			—			9,862
Cost of wholesale scrap jewelry sold	13,724	—	54,318	2	(f)	—			68,042

Total cost of revenue	161,858	246,097	—			—			407,955

Net revenue	203,324	272,259	—			—			475,583

Expenses and other income:
Store operating expenses	109,989	—	166,398	2	(h)	(387)	4	(a)	276,000
Administrative expenses	33,777	—	49,319	2	(h)	—			83,096
Operations and administration	—	219,405	(219,405)	2	(h)	—			—
Merger and other acquisition expenses	4,479	—	3,688	2	(h)	(8,017)	4	(b)	150
Depreciation and amortization	9,884	26,533	—			(9,931)	4	(c)	26,486
Interest expense	8,786	7,355	—			(3,269)	4	(d)	12,872
Interest income	(498)	(20)	—			—			(518)
Loss on early extinguishment of debt	—	11	—			—			11
Gain on disposition of equity securities	—	(123)	—			—			(123)

Total expenses and other income	166,417	253,161	—			(21,604)			397,974

Income before income taxes	36,907	19,098	—			21,604			77,609
Provision for income taxes	12,060	6,367	—			7,993	4	(e)	26,420

Net income	$24,847	$12,731	$—			$13,611			$51,189

Net income per share:
Basic	$0.88	$0.52							$1.06	4	(f)
Diluted	$0.88	$0.51							$1.06	4	(f)
Weighted average common shares outstanding:
Basic	28,242	24,569							48,506	4	(f)
Diluted	28,242	24,908							48,506	4	(f)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1)	See Note 2 to the unaudited pro forma combined financial statements.
(2)	See Note 4 to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2015

(in thousands, except per share data)

	Historical		Reclassifications (1)			Acquisition Adjustment (2)			Pro Forma Combined
	First Cash	Cash America
Revenue:
Retail merchandise sales	$449,296	$620,757	$(87,027)	2	(i)	$—			$983,026
Pawn loan fees	195,448	318,987	2,740	2	(j)	—			517,175
Consumer loan and credit services fees	27,803	82,501	4,506	2	(j)	—			114,810
Wholesale scrap jewelry revenue	32,055	—	87,027	2	(i)				119,082
Other	—	7,246	(7,246)	2	(j)	—			—

Total revenue	704,602	1,029,491	—			—			1,734,093

Cost of revenue:
Cost of retail merchandise sold	278,631	439,242	(78,533)	2	(i)	—			639,340
Consumer loan and credit services loss provision	7,159	23,105	—			—			30,264
Cost of wholesale scrap jewelry sold	27,628	—	78,533	2	(i)	—			106,161

Total cost of revenue	313,418	462,347	—			—			775,765

Net revenue	391,184	567,144	—			—			958,328

Expenses and other income:
Store operating expenses	207,572	—	340,960	2	(k), 2(l)	(858)	4	(a)	547,674
Administrative expenses	54,758	—	113,920	2	(k)	(100)	4	(b)	168,578
Operations and administration	—	454,912	(454,912)	2	(k)	—			—
Depreciation and amortization	17,939	56,251	—			(23,047)	4	(c)	51,143
Goodwill impairment — U.S. consumer loan operations	7,913	—	—			—			7,913
Interest expense	16,887	14,457	—			(5,599)	4	(d)	25,745
Interest income	(1,566)	(100)	—			—			(1,666)
Foreign currency transaction gain	—	(32)	32	2	(l)	—			—
Gain on divestures	—	(307)	—			—			(307)
Loss on early extinguishment of debt	—	607	—			—			607
Gain on disposition of equity securities	—	(1,688)	—			—			(1,688)

Total expenses and other income	303,503	524,100	—			(29,604)			797,999

Income before income taxes	87,681	43,044	—			29,604			160,329
Provision for income taxes	26,971	15,478	—			10,917	4	(e)	53,366

Net income	$60,710	$27,566	$—			$18,687			$106,963

Net income per share:
Basic	$2.16	$1.02							$2.21	4	(f)
Diluted	$2.14	$1.01							$2.20	4	(f)
Weighted average common shares outstanding:
Basic	28,138	27,022							48,402	4	(f)
Diluted	28,326	27,238							48,528	4	(f)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1)	See Note 2 to the unaudited pro forma combined financial statements.
(2)	See Note 4 to the unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

(in thousands, except per share data)

Note 1. Basis of Presentation

Under the terms of the merger agreement, at the Effective Time of the merger, (a) Cash America became a wholly owned subsidiary of First Cash; (b) each outstanding share of Cash America common stock was converted into the right to receive 0.840 shares of First Cash common stock plus cash in lieu of any fractional shares of First Cash common stock; and (c) Cash America employee and director based restricted stock awards outstanding immediately prior to the merger (“Cash America RSU”) were converted into the right to receive a cash payment equal to the product of (A) the number of shares of Cash America common stock underlying such Cash America RSU multiplied by the exchange ratio, multiplied by (B) the closing per share price of the First Cash common stock on the NASDAQ on the last day on which shares of First Cash common stock traded on the NASDAQ immediately preceding the date on which the Effective Time of the merger occurred, plus, with respect to Cash America RSUs granted prior to November 13, 2014 only, a number of shares of Enova International Inc. common stock equal to the product of (a) the number of shares of Cash America common stock underlying such Cash America RSU multiplied by (b) 0.915.

The unaudited pro forma combined financial statements were prepared in accordance with ASC 805, using the acquisition method of accounting with First Cash considered to be the acquirer of Cash America for accounting purposes.

The unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of First Cash and Cash America, after giving effect to the merger and the adjustments described in these notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not intended to reflect the financial position and results of operations which would have actually resulted had the merger been completed on the dates indicated. Further, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the merger.

The unaudited pro forma combined balance sheet gives effect to the merger as if it had been consummated on June 30, 2016 and includes estimated pro forma adjustments (to the extent they can be currently estimated) for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed. The unaudited pro forma combined statements of income give effect to the merger as if it had been consummated on January 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the merger consideration to identifiable net assets acquired and the excess merger consideration to goodwill. The merger consideration allocation in these unaudited pro forma combined financial statements is based upon aggregate merger consideration of $1,066,277. This amount was calculated as described below in accordance with the Merger Agreement, based on the outstanding shares of Cash America common stock and Cash America RSUs at September 1, 2016, the exchange ratio of 0.840 shares of First Cash common stock for each Cash America share and a price per First Cash common share of $50.32, which represents the closing price of First Cash shares of common stock on September 1, 2016.

The aggregate merger consideration is calculated as follows:

Cash America shares outstanding at September 1, 2016 (in thousands)	24,025
Exchange ratio	0.840

Shares of First Cash common stock issued to Cash America shareholders (in thousands)	20,181
First Cash common stock per share price at September 1, 2016	$50.32

Fair value of First Cash common stock issued to Cash America shareholders	$1,015,507
Cash in lieu of fractional shares paid by First Cash	10
Cash America RSUs settled in cash	50,760

Aggregate merger consideration	$1,066,277

The table below represents a preliminary allocation of the total consideration to Cash America’s tangible and intangible assets and liabilities based on First Cash management’s preliminary estimate of their respective fair values:

Cash and cash equivalents	$20,838
Pawn loan fees and service charges receivable	25,896
Pawn loans	229,209
Consumer loans, net	26,574
Inventories	211,949
Income taxes receivable	29,249
Other current assets	29,067
Investment in common stock of Enova International, Inc.	47,069
Property and equipment, net	119,414
Goodwill	567,366
Intangible assets, net	102,000
Other non-current assets	63,096
Current liabilities	(92,831)
Customer deposits	(21,613)
Revolving unsecured credit facility	(199,827)
Deferred tax liabilities	(13,517)
Other liabilities	(77,662)

$1,066,277

Upon completion of the fair value assessment, it is anticipated that the ultimate allocation of merger consideration will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities, which may be material, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill. Accordingly, the Company will continue to refine the identification and initial measurement of the assets acquired and liabilities assumed as further information becomes available.

Note 2. Reclassification Adjustments

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by First Cash. Certain balances from the consolidated financial statements have been reclassified to conform with current financial statement presentation.

The following reclassifications were made to the unaudited pro forma combined balance sheet as of June 30, 2016:

2(a) Reflects the reclassification of certain prepaid and other assets to cash and cash equivalents to conform with First Cash’s cash equivalents policy.

2(b) Reflects the reclassification of pawn loans to inventories to conform with First Cash’s presentation of pawn loans held past their statutory due date.

2(c) Reflects the reclassification of income tax receivables classified as prepaid expenses and other current assets by First Cash to income taxes receivable.

2(d) Reflects the reclassification of intangible assets classified as other non-current assets by First Cash to intangible assets, net.

2(e) Reflects the reclassification of customer layaway sales deposits classified as accounts payable and accrued liabilities by First Cash to customer deposits.

The following reclassifications were made to the unaudited pro forma combined statement of income for the six months ended June 30, 2016:

2(f) Reflects the reclassification of $53,120 and $54,318 of Cash America’s sales and cost of sales, respectively, to wholesale scrap jewelry revenue and cost of wholesale scrap jewelry sold, respectively.

2(g) Reflects the reclassification of $1,953 of Cash America’s other revenue to consumer loan and credit services fees.

2(h) Reflects the reclassification of $219,405 of Cash America’s operations and administration expense to store operating expenses ($166,398), administrative expenses ($49,319) and merger and other acquisition expenses ($3,688). All operational management and supervisory expenses above the store manager position are included in administrative expenses in the conformed presentation.

The following reclassifications were made to the unaudited pro forma combined statement of income for the twelve months ended December 31, 2015:

2(i) Reflects the reclassification of $87,027 and $78,533 of Cash America’s sales and cost of sales, respectively, to wholesale scrap jewelry revenue and cost of wholesale scrap jewelry sold, respectively.

2(j) Reflects the reclassification of $7,246 of Cash America’s other revenue to pawn loan fees ($2,740) and consumer loan and credit services fees ($4,506).

2(k) Reflects the reclassification of $454,912 of Cash America’s operations and administration expense to store operating expenses ($340,960) and administrative expenses ($113,920). All operational management and supervisory expenses above the store manager position are included in administrative expenses in the conformed presentation.

2(l) Reflects the reclassification of $32 of Cash America’s foreign currency transaction gain to store operating expenses.

Further review may identify additional intercompany transactions, reclassifications, or differences in accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial statements.

Note 3. Unaudited Pro Forma Combined Balance Sheet Adjustments

The unaudited pro forma combined balance sheet reflects the following adjustments:

3(a) Represents the adjustment to Cash America’s pawn loan fees and service charges receivable from its recorded net book value to its fair value.

3(b) Represents the adjustment to Cash America’s consumer loans, net from its recorded net book value to its estimated fair value.

3(c) Represents the adjustment to Cash America’s inventories from its recorded net book value to its estimated fair value.

3(d) Represents (i) the current portion of the preliminarily estimated fair value of below market lease assets of $7,232 recognized in conjunction with the merger and (ii) adjustments to other current assets of $249, offset by (iii) the elimination of Cash America’s below market lease assets from previous Cash America acquisitions of $687. The fair value of the below market lease assets may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

3(e) Represents the current tax benefit related to (i) the cash payout of Cash America RSUs that vested upon completion of the merger of $18,781 ($50,760 pre-tax), (ii) the make whole premium and other costs associated with the redemption of Cash America’s 2018 senior notes of $5,379 ($14,538 pre-tax; see note 3(l)), (iii) the write-off of debt issuance costs related to Cash America’s 2018 senior notes and revolving unsecured credit facility previously deferred by Cash America of $1,096 ($2,962 pre-tax), and (iv) the accelerated vesting of certain First Cash restricted stock awards upon the completion of the merger of $1,362 ($3,681 pre-tax).

3(f) Represents the adjustment to Cash America’s property and equipment from its recorded net book value to its preliminarily estimated fair value. The estimated fair value of the property and equipment is approximately $119,414, of which $107,616 is expected to be depreciated on a straight-line basis over estimated useful lives that range from 1 to 40 years. The fair value estimate for property and equipment is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). A significant portion of the adjustment is related to Cash America’s customized, internally developed point of sale system, which is not expected to be retained by First Cash beyond a reasonable transition period following the merger and is assumed to have potentially limited value to other market participants. The fair value of the property and equipment may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

3(g) Goodwill is calculated as the difference between the fair value of the aggregate merger consideration and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The amount of goodwill presented in the table in Note 1 reflects the estimated goodwill as a result of the merger as of June 30, 2016. The actual amount of goodwill will depend upon the final determination of the fair values of the assets acquired and liabilities assumed and may differ materially from this preliminary determination. Approximately $223,000 of the goodwill created in the merger is expected to be deductible for tax purposes, which relates to goodwill from previous Cash America acquisitions that remains deductible by the combined company, and is subject to material revisions as the purchase price allocation is completed. The excess of the merger consideration over the estimated fair value of the identifiable net assets acquired is calculated as follows:

Aggregate merger consideration	$1,066,277
Less: estimated fair value of net assets acquired	(498,911)

Estimated goodwill arising from the merger	567,366
Less: book value of Cash America existing goodwill	(488,522)

Pro forma adjustment	$78,844

3(h) Intangible assets acquired consist of the following:

Description	Estimated Value
Trade names	$46,300
Pawn licenses	32,300
Customer relationships	14,700
Non-compete agreements	8,700

Total intangible assets	102,000
Less: book value of Cash America intangible assets	(36,523)

Pro forma adjustment	$65,477

The fair value estimates for intangible assets are preliminary and determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). Acquired intangible assets include both definite-lived assets consisting of customer relationships and non-compete agreements, which are expected to be amortized over approximately 2 - 5 years and indefinite-lived assets consisting of trade names and pawn licenses, which are not amortized. The fair value of the intangible assets may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

3(i) Represents (i) the non-current portion of the preliminarily estimated fair value of below market lease assets of $57,670 recognized in conjunction with the merger and (ii) debt issuance costs related to the revolving unsecured credit facility entered into in conjunction with the merger of $2,340, offset by (iii) the write-off of $953 of debt issuance costs previously deferred by Cash America related to its revolving unsecured credit facility, which was terminated upon the completion of the merger and (iv) the write-off of other non-current assets of $273. The fair value of the below market lease assets may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

3(j) Represents (i) $24,352 in accrued purchase price liabilities, which includes a preliminary estimate of acquired contingent liabilities of approximately $21,500, (ii) the current portion of the preliminarily estimated fair value of above market lease liabilities of $6,154 recognized in conjunction with the merger and (iii) the fair value of unfavorable gold forward contract liabilities of $5,344 recognized in conjunction with the merger offset by (iv) the elimination of Cash America’s $4,098 in straight-line rent liabilities and (v) the elimination of Cash America’s $1,270 in above market lease liabilities from previous Cash America acquisitions. The fair value of these liabilities may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

3(k) Represents increases in outstanding borrowings on the revolving unsecured credit facility of (i) $195,988 due to the redemption of Cash America’s 2018 senior notes (including $14,538 of a make whole premium and other costs associated with the redemption – see note 3(l)) (ii) $50,760 due to cash payouts of Cash America RSUs that vested upon completion of the merger, (iii) approximately $30,000 in estimated post-closing transaction-related costs (including estimated severance and retention costs) associated with the merger, (iv) $2,340 in debt issuance costs incurred related to the revolving unsecured credit facility entered into in conjunction with the merger and (iv) $10 in cash-in-lieu payments to Cash America shareholders for fractional shares upon completion of the merger, all of which were funded through the revolving unsecured credit facility.

3(l) Represents the redemption of the Cash America 2018 senior notes, which had outstanding principal of $181,450, offset by the write-off of debt issuance costs related to the Cash America 2018 senior notes previously deferred by Cash America of $2,009, which were recorded as a direct deduction from the carrying amount. The Cash America 2018 senior notes were redeemed in conjunction with the merger using borrowings from the revolving unsecured credit facility.

3(m) Represents (i) the non-current portion of the preliminarily estimated fair value of above market lease liabilities of $77,634 recognized in conjunction with the merger offset by (ii) the elimination of other non-current liabilities of $602. The fair value of these liabilities may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

3(n) Represents estimates of net deferred income tax assets resulting from pro forma fair value adjustments for the assets acquired and liabilities assumed based on an estimated U.S. statutory rate of 37%. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the net assets acquired. The incremental deferred tax assets and liabilities were calculated based on the statutory rates where fair value adjustments were estimated. This estimate of deferred income taxes is preliminary and is subject to change based upon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction and changes in estimates to the related tax assets and liabilities.

3(o) Represents (i) the issuance of First Cash stock to Cash America shareholders in connection with the merger, (ii) the elimination of Cash America historical equity, (iii) the estimated impact of transaction costs not yet incurred related to the merger, and (iv) the acceleration of certain First Cash restricted stock awards upon completion of the merger. The following table details the pro forma adjustments made to various stockholders’ equity accounts:

	Common stock	Additional paid-in-capital	Retained earnings	Accumulated other comprehensive income	Common stock held in treasury
Issuance of First Cash stock	$202	$1,015,305	$—	$—	$—
Elimination of Cash America’s historical equity	(3,024)	(82,836)	(1,061,391)	(17,817)	188,106
Transaction-related costs	—	—	(30,000)	—	—
Acceleration of certain First Cash restricted stock awards	—	(1,344)	(1,197)	—	3,903

Pro forma adjustments	$(2,822)	$931,125	$(1,092,588)	$(17,817)	$192,009

Note 4. Unaudited Pro Forma Combined Statements of Income Adjustments

The unaudited pro forma combined statements of income reflect the following adjustments:

4(a) Represents (i) the elimination of Cash America’s historical straight-line rent expense and net above/below market lease expense as the underlying assets and liabilities were eliminated and (ii) estimates of net above/below market lease expense recognized in conjunction with the merger. As of the date of this filing, the Company does not have sufficient information to make a reasonable preliminary estimate of the straight-line rent expense associated with Cash America leases acquired; therefore, no estimated adjustment to rent expense has been included at this time. The fair value of the above/below market lease assets and liabilities and their respective amortization may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the merger.

4(b) Represents the elimination of transaction costs incurred in connection with the merger, principally legal and financial advisory fees, due to the non-recurring nature of these expenses.

4(c) Represents adjustments to depreciation and amortization expense as a result of the estimated fair value adjustments to property and equipment and identified intangible assets acquired. The estimated fair value of the net property and equipment is $119,414, of which $107,616 is expected to be depreciated on a straight-line basis over estimated useful lives that range from 1 to 40 years. The depreciation expense adjustment includes the preliminary impact of conforming the depreciable lives of the acquired property and equipment. The estimated fair value of the identifiable definite-lived intangible assets of approximately $23,400 is expected to be amortized over approximately two to five years. The property and equipment and the intangible asset fair values, estimated useful lives and estimated depreciation and amortization expense may differ materially from this preliminary determination as the Company completes the analysis of the fair value at the date of the merger. The historical adjustment to depreciation and amortization is not necessarily indicative of the expected depreciation and amortization savings of the combined company on a forward-looking basis.

4(d) Represents the net decrease in interest expense as a result of a decrease in the weighted-average interest rate on borrowings of the combined company primarily due to the redemption of the Cash America 2018 senior notes (see note 3(l)), which were redeemed in connection with the merger using lower rate borrowings from the Company’s revolving unsecured credit facility, partially offset by an increase in total indebtedness incurred to finance certain cash payments and transaction costs related to the merger (see note 3(k)). The pro forma interest expense assumes total debt of $533,437 and a weighted-average interest rate of approximately 4.9%. The pro forma interest expense includes estimates for the variable rate of the revolving unsecured credit facility which utilizes a variable rate of LIBOR plus 250 bps (a 1/8th percent change in the assumed variable interest rate would change annual pro forma interest expense by approximately $400) and the estimated amortization of debt issuance costs and unused fees for the revolving unsecured credit facility.

4(e) Represents the estimated tax effects of the pro forma adjustments described in the notes to the unaudited pro forma combined statements of income using the estimated statutory rate that would apply to these adjustments.

4(f) The pro forma combined basic and diluted earnings per share for the year ended December 31, 2015 and the six months ended June 30, 2016 are calculated as follows (in thousands, except per share data):

	Year ended December 31, 2015	Six months ended June 30, 2016
Weighted-average shares used in computing net earnings per share — First Cash	28,138	28,242
Shares of First Cash common stock issued to Cash America shareholder	20,181	20,181
Shares of First Cash common stock issued to certain First Cash employees as a result of the merger	83	83

Pro forma weighted-average shares used in computing net earnings per share — basic	48,402	48,506
Dilutive effect of securities	126	—

Pro forma weighted-average shares used in computing net earnings per share — dilutive	48,528	48,506

EPS — Basic	$2.21	$1.06

EPS — Diluted	$2.20	$1.06